As filed with the Securities and Exchange Commission on June 28, 2013.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6794	36-2664428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1375 Kings Highway East, Suite 400
Fairfield, Connecticut 06824
(203) 368-6044
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Carl O’Connell
President and Chief Executive Officer
Competitive Technologies, Inc.
1375 Kings Highway East, Suite 400
Fairfield, Connecticut 06824
(203) 368-6044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

M. Richard Cutler, Esq.
Cutler Law Group
3355 W Alabama, Suite 1150
Houston, Texas 77098
Telephone: (713) 888-0040
Facsimile: (800) 836-0714

2

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer

[_]

Accelerated filer

[_]

Non-accelerated filer

[_]

Smaller reporting company

[X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	4,450,000	0.25	$1,112,500	$151.75
Common Stock, par value $0.01 per share issuable upon exercise of warrants	4,450,000 (2)	0.25	$1,112,500	$151.75
Total			$2,225,000	$303.50

(1)

Represents the number of shares of common stock of the Registrant that we will initially put (“Put Shares”) to Southridge Partners II, LP (“Southridge”), pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) between Southridge and the Registrant, effective on April 8, 2013.  The Equity Purchase Agreement permits the Registrant to “put” up to $10,000,000 in common stock to Southridge.  In the event that the provisions of the Equity Purchase Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.

(2)

Represents Warrants issuable to Southridge upon certain events pursuant to the Equity Purchase Agreement.

(3)

This offering price has been estimated solely for the purpose of computing the dollar value of the Purchase Shares and the registration fee of the Purchase Shares in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of the common stock of the Company as reported on the OTCQX on June 21, 2013.

(4)

Calculated pursuant to Rule 457(o) under the Securities Act.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED JUNE ___, 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

COMPETITIVE TECHNOLOGIES, INC.

$10,000,000

Common Stock and Warrants

This prospectus relates to the resale of Shares of our common stock, par value $0.001 per share, by the selling security holders (the “Selling Security Holders”) of up to 4,450,000 Put Shares that we will put to Southridge Partners II L.P. (“Southridge”), as well as up to 4,450,000 shares issuable upon certain Warrants which may become issuable, pursuant to the an Equity Purchase Agreement between the Registrant and Southridge (the “Equity Purchase Agreement”).

The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate twenty-four (24) months after the effective date of the Equity Purchase Agreement. Southridge will pay us 85% of the closing price of our common stock reported by Bloomberg Finance L.P. for the trading day immediately preceding the date a put notice is delivered.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.  We may receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on the OTCQX maintained by OTC Markets Group under the symbol "CTTCC."  On June 21, 2013 the last reported sale price for our common stock as reported on the OTCQX was $0.25 per share.

____________________

Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 8 for a discussion of these risks.

____________________

The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this Prospectus is June ___, 2013

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	8
Incorporation by Reference	12
Forward-Looking Statements	13
Use of Proceeds	13
Selling Stockholder	14
Plan of Distribution	16
Legal Matters	18
Experts	18
Where You Can Find More Information	18
Disclosure of Commission Position on Securities Matters	19

You may rely only on the information provided or incorporated by reference in this Prospectus. Neither we nor the selling stockholder have authorized anyone to provide information different from that contained in this Prospectus.  Neither the delivery of this Prospectus nor the sale of the securities means that the information contained in this Prospectus is correct after the date of this Prospectus.  This Prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful.

Prospectus Summary

The following summary highlights information contained elsewhere in this Prospectus.  It may not contain all of the information that is important to you.  You should read the entire Prospectus carefully, especially the discussion regarding the risks of investing in CTTC common stock under the heading "Risk Factors," before investing in CTTC common stock. In this Prospectus, "CTTC," "we," "us," and "our" refer to Competitive Technologies, Inc.

The Company

Competitive Technologies, Inc. (the “Company”) was incorporated in the State of Delaware, United States, in 1971, succeeding an Illinois corporation incorporated in 1968.  On September 3, 2010, the Company’s shares of common stock began trading on the OTCQB marketplace under the symbol “CTTCC” and on October 5, 2010 began trading on the OTC market’s top tier, the OTCQX.  .  Our telephone number is (203) 368-6044.  The address of our website is www.competitivetech.net.  Information on our web site is not part of this Prospectus.

The Company’s registered and head office is located at 1375 Kings Highway East, Suite 400, Fairfield, Connecticut, USA.

Principal Business

We provide distribution, patent and technology transfer, sales and licensing services focusing on the needs of its customers, matching those requirements with commercially viable technology or product solutions.  The Company develops relationships with universities, companies, inventors and patent or intellectual property holders to obtain the rights or a licence to their intellectual property (collectively, the “technology” or “technologies”), or to their product.  They become the Company’s clients, for whom it finds markets to sell or further develop or distribute their technology or product. The Company also develops relationships with those who have a need or use for technologies or products, who become the Company’s customers, usually through a licence or sub-licence or distribution agreement.

Our life science portfolio includes pharmaceuticals, biotechnologies, and medical devices.  We include communications, semiconductors, internet, e-commerce and consumer electronics technologies in our digital portfolio.  Our physical science portfolio targets display, environmental and nanotechnologies and smart/novel materials.

CTTC Common Stock

CTTC common stock trades on the OTCQX maintained by OTC Markets Group under the symbol "CTTCC."

The Offering

Issuer

Competitive Technologies, Inc.

Securities Offered for Resale

Up 4,450,000 Put Shares of common stock.

Common Stock Outstanding Before the Offering

16,354,804 shares

Common Stock to be Outstanding After
the Offering assuming all of the Securities
are Resold

20,804,804 shares

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from sale of our common stock under the Equity Purchase Agreement.  The proceeds from the offering will be used for working capital and general corporate purposes.  See “Use of Proceeds.”

Trading

Our common stock is quoted on the OTCQX under the symbol “CTTCC.”

Risk Factors

You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus in deciding whether or not to invest in our common stock.

Equity Purchase Agreement

This offering relates to the resale of up to an aggregate of $10,000,000 in put shares (“Put Shares”) that we may put to Southridge pursuant to the Equity Purchase Agreement.  Assuming the resale of all 4,450,000 shares offered in this prospectus as Put Shares, this would constitute approximately 22% of our outstanding common stock (although Southridge is limited to hold no more than 9.9% at any given time).  It is likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Equity Purchase Agreement.

At the closing price of the common stock of the Company as reported on the OTCQX on June 21, 2013 of $0.25 per share, we will be able to receive up to $945,625 in gross proceeds, assuming the sale of the entire 4,450,000 Put Shares being registered hereunder pursuant to the Equity Purchase Agreement. We would be required to register approximately 42,608,824 additional shares to obtain the remaining balance of $9,054,375 under the Equity Purchase Agreement at the close price of the common stock of the Company as reported on the OTCQX on June 20, 2013 of $0.25 per share.

The amount of $10,000,000 was selected based on our potential use of funds over the effective time period to market and grow our Calmare product and other business lines and scale our business at a rapid rate.  Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period.  Based strictly on the current daily trading dollar volume up to June 2013, we believe it is unlikely that we will be able to receive the entire $10,000,000.  We are not dependent on receiving the full amount to execute our business plan and although our ability to receive the full $10,000,000 would possibly speed our rate of growth, it is not essential for us to achieve our long-term business objectives over time.

On April 8, 2013, we entered into the Equity Purchase Agreement with Southridge pursuant to which, we have the right, for a two-year period, commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement) (the “Commitment Period”), of which this prospectus forms a part, registering the resale of the Put Shares by Southridge, to resell the Put Shares purchased by Southridge under the Equity Purchase Agreement. As a condition for the execution of the Equity Purchase Agreement, we issued a convertible promissory note in principal value equal to $65,000.00, maturing six months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company at lesser of $0.35 or 50% of the lowest daily VWAP (volume weighted average price) price for the ten days prior to conversion.

In order to sell shares to Southridge under the Equity Purchase Agreement, during the Commitment Period, the Company must deliver to Southridge a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Southridge (the “Put Notice”).  For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay eighty-five percent (85%) of the closing bid price (“Closing Price”) of our stock on the trading day immediately preceding the date of the Put Notice. Subject to certain time and amount limitations, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

The Equity Purchase Agreement provides that the number of Put Shares to be sold to Southridge shall not exceed the number of shares that when aggregated together with all other shares of the Company’s common stock which Southridge is then deemed to beneficially own, would result in Southridge owning more than 9.99% of the Company’s outstanding common stock.  The Equity Purchase Agreement provides that any provision of the Equity Purchase Agreement may be amended or waived only by an instrument in writing signed by the party to be charged with enforcement.  The Company and Southridge have entered into an enforceable oral agreement that neither will amend or waive any provision in the Equity Purchase Agreement that alters the pricing mechanism or the 9.99% ownership cap which will result in the transaction becoming ineligible to be made on a shelf basis under Rule 415(a)(1)(i).  In addition, we may not in any single Put Notice request more than the greater of (a) $50,000 or (b) 150% of the average dollar volume for the five trading days immediately preceding such Put Notice, subject to a cap of $250,000.

In the event that the average of the Closing Prices is less than the Purchase Price during the five trading days following the date on which the shares issuable pursuant to a Put Notice are cleared for trading at Southridge, the Company shall issue warrants to Southridge equal in number to the number of Put Shares.  The warrants shall be exercisable pursuant to the following formula:

X = [[(Y*A) – (Y*(A-(P-A)))]/A]

where:

X = the number of registered Warrant Shares to be issued to the Holder.

Y = the number of Warrants being exercised.

A = the average of the closing bid prices for the five trading days immediately following a Clearing Date for the Put associated with this Warrant.

P = the Purchase Price with respect to the Put associated with this Warrant.

Example:  Draw Down Amount = $50,000; Purchase Price = $0.45; Draw Down Shares = 111,111; Warrants = 111,111; Average Closing Bid Price = $0.35;  Strike Price = $0.25

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

Assuming the sale of the entire $10,000,000 in Put Shares being registered hereunder or pursuant to additional registration statements pursuant to the Equity Purchase Agreement, we will be able to receive $10,000,000 in gross proceeds.  Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  Southridge may also obtain shares upon exercise of the Warrants and sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

RISK FACTORS

You should carefully consider the risks described below before purchasing our common stock.  Our most significant risks and uncertainties are described below; however, they are not the only risks we face.  If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the business of our common stock could decline, and you may lose all or part of your investment therein.  You should acquire shares of our common stock only if you can afford to lose your entire investment.

The risk factors described below are not all inclusive.  All risk factors should be considered carefully when evaluating our business, results of operations, and financial position.  We undertake no obligation to update forward-looking statements or risk factors.  There may be other risks and uncertainties not highlighted herein that may become material factors affecting our financial condition and business operations.

Risks Related to our Business and the Market Environment

We derived more than 85% of our total revenue in fiscal 2012 from one technology.

Total revenue consists of revenue from product sales, gain on sales of rental assets, retained royalties, and other income.  We derived approximately $913,000, or 85%, of 2012 revenue from sales of our Calmare pain therapy medical device technology.  An additional 5% of revenue derived indirectly from that technology through sales of supplies and training, rental payments and the sale of rental assets.  A concentration of revenue makes our operations vulnerable to patent changes or expiration, or to variability in the medical device market; or to the development of new and competing technologies and could have a significant adverse impact on our financial position.

In the last five fiscal years, we incurred significant net losses and negative cash flows, and our ability to finance future losses is limited, and may significantly affect existing stockholders.

The Company has incurred operating losses since fiscal 2006.  At current reduced spending levels, the Company may not have sufficient cash flow to fund operating expenses beyond third quarter fiscal 2013.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include adjustments to reflect the possible future effect of the recoverability and classification of assets or amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company's continuation as a going concern is dependent upon its developing other recurring revenue streams sufficient to cover operating costs.  If necessary, we will meet anticipated operating cash requirements by further reducing costs, issuing debt or equity, and/or pursuing sales of certain assets and technologies while we pursue licensing and distribution opportunities for our remaining portfolio of technologies.  The company does not have any significant individual cash or capital requirements in the budget going forward.  Failure to develop a recurring revenue stream sufficient to cover operating expenses would negatively affect the Company’s financial position.

Our current recurring revenue stream is insufficient for us to be profitable with our present cost structure.  To return to and sustain profitability, we must increase recurring revenue by successfully licensing technologies with current and long-term revenue streams, and continue to build our portfolio of innovative technologies.  We significantly reduced overhead costs with staff reductions across all company departments, reduced extraneous litigations, and obtained new technologies to build revenue.

We will continue to monitor our cost structure, and expect to operate within our generated revenue and cash balances.

Future revenue, obtaining rights to new technologies, granting licenses, and enforcing intellectual property rights are subject to many factors beyond our control.  These include technological changes, economic cycles, and our licensees' ability to successfully commercialize our technologies.  Consequently, we may not be able to generate sufficient revenue to be profitable.  Although we cannot be certain that we will be successful in these efforts, we believe the combination of our cash on hand, and revenue from successfully executing our strategy will be sufficient to meet our obligations of current operating cash requirements.

We depend on relationships with inventors to gain access to new technologies and inventions.  If we fail to maintain existing relationships or to develop new relationships, we may have fewer technologies and inventions available to generate revenue.  Technology can change rapidly and industry standards continually evolve, often making products obsolete, or resulting in short product lifecycles.  Our profitability depends on our licensees' ability to adapt to such changes.

We do not invent new technologies or products.  We depend on relationships with universities, corporations, government agencies, research institutions, inventors, and others to provide technology-based opportunities that can develop into profitable licenses, and/or allow us to share in the profits of distribution.  Failure to maintain or develop relationships could adversely affect operating results and financial conditions.  We are dependent upon our clients' abilities to develop new technologies, introduce new products, and adapt to technology and economic changes.

We cannot be certain that current or new relationships will provide the volume or quality of technologies necessary to sustain our business.  In some cases, universities and other technology sources may compete against us as they seek to develop and commercialize technologies.  Universities may receive financing for basic research in exchange for the exclusive right to commercialize resulting inventions.  These and other strategies may reduce the number of technology sources, potential clients, to whom we can market our services.  If we are unable to secure new sources of technology, it could have a material adverse effect on our operating results and financial condition.

We receive most of our revenue from customers over whom we have no control.

We rely on our customers for revenue.  Development of new products utilizing our technology involves risk.  Many technologies do not become commercially profitable products despite extensive development efforts.  Our license agreements do not require customers to advise us of problems they encounter in development of commercial products, and usually treat such information as confidential.  Their failure to resolve problems may result in a material adverse effect on our operating results and financial condition.

Strong competition within our industry may reduce our client base.

We compete with universities, law firms, venture capital firms and other technology commercialization firms.  Many organizations offer some aspect of technology transfer services, and are well established with more financial and human resources than we provide.  This market is highly fragmented and participants frequently focus on a specific technology area.

From time-to-time we are involved in lawsuits that historically have involved significant legal expenses.  If the courts or regulatory agencies in these suits or actions decide against us, this could have a material adverse effect on our business, results of operations and financial condition.

For a complete description of all lawsuits in which we are currently involved, see Item 3. Legal Proceedings in our Form 10-K filing for the fiscal year ended December 31, 2012 as amended and filed with the SEC on June 7, 2013.

Our revenue growth depends on our ability to understand the technology requirements of our customers in the context of their markets.  If we fail to understand their technology needs or markets, we limit our ability to meet those needs and generate revenues.

By focusing on the technology needs of our customers, we are better positioned to generate revenue by providing technology solutions.  The market demands of our customers drive our revenue.  The better we understand their markets, the better we are able to identify and obtain effective technology solutions for our customers.  We rely on our professional staff and contract business development consultants to understand our customers' technical, commercial, and market requirements and constraints, to identify and obtain effective technology solutions for them.

Our customers, and we, depend on government approvals to commercially develop certain licensed products.

Commercial development of some licensed patents may require the approval of foreign or domestic governmental regulatory agencies, especially in the life sciences area, and there is no assurance that those agencies will grant such approvals.  In the United States, the principal governmental agency involved is the U.S. Food and Drug Administration ("FDA").  The FDA's approval process is rigorous, time consuming and costly.  Until a licensee obtains approval for a product requiring such approval, the licensee may not sell the product in the U.S., and therefore we will not receive revenue based on U.S. sales.

Our customers and we depend on government and private insurance reimbursement to develop commercially viable medical products.

Successful commercialization of medical products demands appropriate reimbursement rates from government and private medical insurance programs.  In the US, the Centers for Medicare and Medicaid Services (CMS) set reimbursement rates for medical procedures.  Private insurance companies independently develop reimbursement rates for medical procedures as well.  There is no assurance that rates will be set on the schedule or at the rates that we and our customers prefer.  A lack of sufficient insurance reimbursement may cause customers to delay purchases of a new medical technology, pending the availability of reimbursement.

If we, and our clients, are unable to protect the intellectual property underlying our licenses, or to enforce our patents adequately, we may be unable to develop such licensed patents or technologies successfully.

License revenue is subject to the risk that issued patents may be declared invalid, may not be issued upon application, or that competitors may circumvent or infringe our licensed patents rendering them commercially inadequate.  When all patents underlying a license expire, our revenue from that license ceases, and there can be no assurance that we will be able to replace it with revenue from new or existing licenses.

Patent litigation has increased; it can be expensive, and may delay or prevent our customers’ products from entering the market.

Our clients and/or we may pursue patent infringement litigation or interference proceedings against holders of conflicting patents or sellers of competing products that we believe infringe our patent rights.

We cannot be certain that our clients and/or we will be successful in any litigation or proceeding.  The costs and outcome may materially adversely affect our business, operating results and financial condition.

Developing new products and creating effective commercialization strategies for technologies are subject to inherent risks that include unanticipated delays, unrecoverable expenses, technical problem, and the possibility that development funds will be insufficient.  The occurrence of any one or more of these risks could cause us to abandon or substantially change our technology commercialization strategy.

Our success depends upon, among other factors, our clients' ability to develop new or improved technologies, and our customers' products meeting targeted cost and performance objectives for large-scale production, adapting technologies to satisfy industry standards and consumer expectations and needs, and bringing the product to market before saturation.  They may encounter unanticipated problems that result in increased costs or substantial delays in the product launch.  Products may not be reliable or durable under actual operating conditions, or commercially viable and competitive.  They may not meet price or other performance objectives when introduced into the marketplace.  Any of these events may adversely affect our realization of revenue from new products.

We have not paid dividends on our common stock.

We have not paid cash dividends on our common stock since 1981, and, our Board of Directors does not currently have plans to declare or pay cash dividends in the future.  The decision to pay dividends is solely at the discretion of our Board of Directors based upon factors that they deem relevant, and may change at any time.

In developing new products we are affected by patent laws and regulations.

Patent laws and regulations are continuously reviewed for possible revision.  We cannot be certain how we will be affected by revisions.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with, which means that we can disclose important information to you by referring you to those publicly available documents.  The information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information.  This prospectus incorporates by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the filing of a post-effective amendment to this prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

•

our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed on May 31, 2013, as amended and filed on June 7, 2013;

•

our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed with the SEC on June 19, 2013, as amended and filed on June 27, 2013;

•

our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2012 filed with the SEC on August 21, 2012, as amended and filed on September 14, 2012;

•

our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012 filed with the SEC on November 16, 2012; as amended and filed on November 30, 2012;

•

our current reports on Form 8-K filed with the SEC on May 30, 2012, July 6, 2012, October 31, 2012, February 5, 2013, February 26, 2013 and June 27, 2013;

•

any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K

You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Competitive Technologies, Inc., 1375 Kings Highway East, Suite 400, Fairfield, Connecticut 06824, (203) 368-6044, attention: Investor Relations.  These filings may also be obtained through the Company’s website located at http://www.competitivetech.net.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

In accordance with these rules, we have incorporated by reference the description of our business, our securities, our properties, any legal proceedings, market price of and dividend’s with respect to our common stock, our financial statements and our management’s discussion and analysis of our financial condition and results of operations.  We have also incorporated by reference disclosure with respect to our officers and directors, their compensation structure, any related transactions with our officers and directors and our shareholders

The Company advises that there have been no material changes in the Company’s affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” all located in the Company’s Form 10-K filed with the Securities and Exchange Commission, as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

The information contained in this Prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to CTTC are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder.  We will receive no proceeds from the sale of shares of common stock in this offering.  However, we may receive up to $10 million in proceeds from the sale of our common stock to Southridge under the Equity Purchase Agreement.  Any proceeds from Southridge we receive under the common stock purchase agreement will be used for working capital and general corporate purposes.

THE SELLING STOCKHOLDER

The Put Shares

We agreed to register for resale $10,000,000 of Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.  In accordance with Rule 415(a)(1)(i), we are registering 4,450,000 Put Shares in this offering. The Equity Purchase Agreement provides that Southridge is committed to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.  We will not receive any proceeds from the sale of these shares of common stock offered by Southridge.  However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement.  The proceeds will be used for working capital or general corporate purposes.

Southridge is the potential purchaser of our common stock under the Equity Purchase Agreement.  The $10,000,000 of Put Shares offered in this prospectus is based on the Equity Purchase Agreement between Southridge and us.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus.  The put option price is 85% of the Closing Price on trading day immediately preceding the Put Date.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus.

The following information contains a description of how Southridge shall acquire the shares to be sold in this offering.  Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the state of Delaware.  All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC.  Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.  To the extent such shares are offered for sale through a Put Notice, Southridge will acquire all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to $10,000,000 of shares of our common stock pursuant to the Equity Purchase Agreement under this prospectus.  On April 8, 2013, the Company and Southridge entered into the Equity Purchase Agreement pursuant to which we have the opportunity, for a two-year period commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement), to sell shares of our common stock.  For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 85% of the Closing Price of our common stock on the trading day immediately preceding the Put Date.  Except during a Cushion Period, we are permitted to deliver a Put Notice to Southridge for the greater of (a) $50,000.00 or (b) 150% of the average Dollar Volume for the five (5) Trading Days immediately preceding such Put Notice, subject to a cap of $250,000.  Puts are subject to a “Cushion Period”, meaning a period of five trading days beginning the trading day immediately following the date the stock clears at Southridge, unless the average Dollar Volume is greater than $20,000.00 for the five Trading Days immediately preceding a Put Date.

As a condition for the execution of the Equity Purchase Agreement, we issued a convertible promissory note in principal value equal to $65,000.00, maturing six months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company at lesser of $0.35 or 50% of the lowest daily VWAP (volume weighted average price) price for the ten days prior to conversion.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement.  These risks include dilution of stockholders and significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge is an “underwriter” within the meaning of the Securities Act.

The Selling Security Holder Table

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of shares of common stock being offered by each Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time.  However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the Selling Security Holder.  The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (2)	Shares to be Sold in the Offering Assuming The Company Issues The Maximum Number of Shares Under the Equity Purchase Agreement (1)	Percentage of Outstanding Shares Beneficially Owned After Offering
Southridge Partners II, LP (1)	0	0.0%	4,450,000	0%

(1)

Southridge Partners II, LP is a limited partnership organized and exiting under the laws of the state of Delaware. Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.

(2)

Applicable percentage of ownership is based on 16,354,804 shares of our common stock outstanding as of June 27, 2013, together with securities exercisable or convertible into shares of Common Stock within sixty days of June 24, 2013 for the selling stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of the Purchase Shares.

Neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of Shares of our common stock, par value $0.001 per share, by the Selling Security Holder, including 4,450,000 of Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.

The Selling Security Holder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

According to the terms of the Equity Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Security Holder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders.  The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement.  For each share of common stock purchased under the Equity Purchase Agreement, Southridge will pay 85% of the lowest closing price of our common stock.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  Southridge’s obligations under the Equity Purchase Agreement may not be assigned without our written consent and this resale registration statement does not cover sales by any assignee of Southridge.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $75,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

Registration Rights

In accordance with the Registration Rights Agreement (“Rights Agreement”) entered into with Southridge, Southridge is entitled to certain rights with respect to the registration of the shares of common stock issued in connection with the Equity Purchase Agreement (the “Registrable Securities”).

Within ninety (90) days after the effective date of the Rights Agreement, we are obligated to file a registration statement with respect to the Registrable Securities.  Upon becoming effective, such registration statement shall remain effective at all times until the earliest of (i) the date that is three months after the completion of the last sale of common shares under the Equity Purchase Agreement, or (ii) the date Southridge no longer owns any of the Registrable Securities.  We must also use all commercially reasonable efforts to register and/or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as Southridge may reasonably request and in which significant volumes of shares of our common stock are traded.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of Southridge.

LEGAL MATTERS

The validity of the common stock offered by this Prospectus will be passed upon for us by Cutler Law Group P.C., Houston, Texas.  Members of Cutler Law Group own 355,000 shares of our common stock.

EXPERTS

The financial statements of Competitive Technologies, Inc. as of December 31, 2012, and for each of the two years in the period ended December 31, 2012 incorporated by reference in this Prospectus have been so included in reliance on the report of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, relating to the shares of our common stock being offered by this prospectus.  For further information pertaining to our common stock and the shares of common stock being offering by this prospectus, reference is made to such registration statement.  This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission and certain portions of which have been incorporated by reference to our reports filed with the Securities and Exchange Commission.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.

Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the Securities and Exchange Commission as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street,

N.E., Washington, D.C. 20549.  Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information on the operation of the public reference room.  Such material may also be obtained electronically by visiting the SEC’s web site on the Internet at http://www.sec.gov.  Our common stock is traded on OTCQX maintained by OTC Markets Group under the symbol “CTTCCC”.

Copies of our filings with the Securities and Exchange Commission are also available, free of charge, on our corporate website at http://www.competitivetech.net.  The other information found on our website is not incorporated by reference into this prospectus.

You should rely only on the information contained in this Prospectus or the documents incorporated by reference.  Neither we nor the selling stockholder has authorized anyone to provide you with any information that is different from that contained in this Prospectus.  The information contained in this Prospectus is accurate as of the date of this Prospectus.  You should not assume that there have been no changes in the affairs of the Company since the date of this Prospectus or that the information in this Prospectus is correct as of any time after the date of this Prospectus, regardless of the time that this Prospectus is delivered or any sale of the common stock offered by this Prospectus is made.  This Prospectus is not an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus in any jurisdiction where the offer or solicitation is unlawful.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of fiduciary duty as a director.  However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit that is obtained.  Our Certificate of Incorporation includes language limiting the liability of, and providing indemnification for, directors.

The provision in the Certificate of Incorporation does not eliminate the director’s fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.  We believe that our Certificate of Incorporation provisions are necessary to attract and retain qualified persons as directors and officers.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by Competitive Technologies, Inc. or the selling shareholder.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this Prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Competitive Technologies, Inc. since the date hereof.

4,450,000 SHARES

$10,000,000

COMPETITIVE TECHNOLOGIES, INC.

COMMON STOCK

PROSPECTUS

June ___, 2013

Dealer Prospectus Delivery Obligation:  Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below.  Each item listed is estimated, except for the Securities and Exchange Commission registration fee and the American Stock Exchange additional listing fee.

Securities and Exchange Commission registration fee	$304
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Registrar and transfer agent's fees and expenses	1,000
Printing and engraving expenses	2,000
Miscellaneous	1,696
Total expenses	$75,000

Item 14.  Indemnification of Directors and Officers

Pursuant to our bylaws we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Our bylaws also give us the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

Our bylaws also provide that to the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws further provide that our Board of Directors may authorize, by a vote of a majority of the full Board of Directors, us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power to indemnify such person against liability under the provisions of our bylaws.

Item 15.  Recent Sales of Unregistered Securities

Since December 31, 2011, we have made no sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

3.1

Unofficial restated certificate of incorporation of the registrant as amended to date filed (on April 1, 1998) as Exhibit 4.1 to registrant’s Registration Statement on Form S-8, File Number 333-49095 and hereby incorporated by reference.

3.2

By-laws of the registrant as amended effective October 14, 2005, filed (on December 12, 2005) as Exhibit 3.2 to registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2005, and hereby incorporated by reference.

5.1

Opinion of Cutler Law Group as to the legality of the shares of common stock of Competitive Technologies, Inc. being registered.

10.1

Registrant's Restated Key Employees' Stock Option Plan filed (on January 29, 2003) as Exhibit 4.3 to registrant’s Registration Statement on Form S-8, File Number 33-87756, and hereby incorporated by reference.

10.2

Registrant's Annual Incentive Plan filed (on November 25, 2005) as Exhibit 99.1 to registrant's Current Report on Form 8-K dated November 22, 2005, and hereby incorporated by reference.

10.3

Registrant's 2000 Directors Stock Option Plan as amended January 24, 2003, filed (on January 29, 2003) as Exhibit 4.4 to registrant’s Registration Statement on Form S-8, File Number 333-102798 and hereby incorporated by reference.

10.4

Registrant's 1996 Directors' Stock Participation Plan as amended January 14, 2005, filed (on January 21, 2005) as Exhibit 10.2 to registrant’s Current Report on Form 8-K, and hereby incorporated by reference.

10.5

Registrant's 1997 Employees' Stock Option Plan as amended January 14, 2005, filed (on January 21, 2005) as Exhibit 4.3 to registrant's Current Report on Form 8-K, and hereby incorporated by reference.

10.12

Lease agreement dated April 28, 2006, between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC, and Competitive Technologies, Inc. filed (on June 9, 2006) as Exhibit 10.27 to registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006, and hereby incorporated by reference.

10.13

Amendment to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC, and Competitive Technologies, Inc., filed (on October 30, 2006) as Exhibit 10.17 to registrant's Annual Report on Form 10-K for the year ended July 31, 2006, and hereby incorporated by reference.

10.14

Employment Agreement dated February 2, 2007 between registrant and John B. Nano, filed (on February 6, 2007) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 6, 2007, and hereby incorporated by reference.

10.15

Stock Purchase Agreement dated April 17, 2007 between registrant and Betty Rios Valencia, and Agrofrut E.U. filed on April 19, 2007 as Exhibit 10.1 to registrant's Current Report on Form 8-K dated April 19, 2007, and hereby incorporated by reference.

10.16

Second Amendment to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC and Competitive Technologies, Inc. filed (on October 30, 2007) as Exhibit 10.16 to registrant's Annual Report on Form 10-K for the year ended July 31, 2007, and hereby incorporated by reference.

10.17

Common Stock Purchase Agreement between the registrant and Fusion Capital Fund II, LLC dated July 22, 2008 filed (on July 25, 2008) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated July 22, 2008, and hereby incorporated by reference.

10.18

Registration Rights Agreement between the registrant and Fusion Capital Fund II, LLC dated July 22, 2008 filed (on July 25, 2008) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated July 22, 2008, and hereby incorporated by reference.

10.19

Distribution Agreement between the registrant and Excel Life Sciences, Inc. dated July 29, 2008 filed (on August 1, 2008) as Exhibit 10.1 to registrant's Current Report on Form 8-K  dated July 29, 2008, and hereby incorporated by reference.

10.20

Distribution Agreement between the registrant and Life Episteme srl, dated February 24, 2009 filed (on February 26, 2009) as Exhibit 10.1 to registrant's Current Report on Form 8-K Dated February 26, 2009, and hereby incorporated by reference.

10.21

Distribution Agreement between the registrant and Innovative Medical Therapies, Inc. dated July 29, 2009 filed (on July 30, 2009) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated July 30, 2009, and hereby incorporated by reference.

10.22

License Agreement between Competitive Technologies, Inc. and Daeyand E&C Co., Ltd. (now GEOMC Co., Ltd.), dated September 25, 2007. filed (on March 4, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.23

Distributor Appointment Agreement between Competitive Technologies, Inc. and GEOMC Co., Ltd. dated August 22, 2008 granting rights in South Korea, filed (on March 4, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.24

Memorandum of understanding between Competitive Technologies, Inc. and GEOMC Co., Ltd. dated January 18, 2010, filed (on March 4, 2011) as Exhibit 10.3 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.25

Distributor Appointment Agreement between Competitive Technologies, Inc. and GEOMC Co., Ltd. dated February 4, 2011 granting rights in Japan filed (on March 4, 2011) as Exhibit 10.4 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.26

Lease Termination & Surrender Agreement to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC and Competitive Technologies, Inc. filed (on October 30, 2007) , dated November 22, 2010, and filed (February 11, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated February 11, 2011, and hereby incorporated by reference

10.27

Lease Agreement between Competitive Technologies, Inc. and 1375 Kings Highway LLC dated November 22, 2010, and filed (February 11, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 11, 2011, and hereby incorporated by reference

10.28

Registration Rights Agreement dated December 2, 2010 and filed (December 14, 2010) as Exhibit 4.1 to registrant's Current Report on Form 8-K dated December 14, 2010, and hereby incorporated by reference

10.29

Preferred Stock Certification for Class C Convertible Preferred Stock issued December 30, 2011, and filed as Exhibit 4.1 to registrant's Quarterly Report on Form 10-Q for the period ended December 31, 2010 filed on February 20, 2011, and hereby incorporated by reference.

10.30

Settlement Agreement between Competitive Technologies, Inc. and Life Episteme srl (LEG) dated March 31, 2011 and filed (April 18, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated April 18, 2011, and hereby incorporated by reference

10.31

Distribution Agreement between Competitive Technologies, Inc. and Life Episteme Italia dated March 31, 2011 and filed (April 18, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated April 18, 2011, and hereby incorporated by reference

10.32

Sales Agreement Between Competitive Technologies, Inc. and Spero Pain Relief Therapy, Inc. dated September 29, 2010, and filed (May 4, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.33

Amendment to the Sales Agreement Between Competitive Technologies, Inc. and Spero Pain Relief Therapy, Inc. dated February 4, 2011, and filed (May 4, 2011) as Exhibit 10.3 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.34

Sales Agreement Between Competitive Technologies, Inc. and Restore Medical Therapies, LLC dated April 20, 2011, and filed (May 4, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.35

Amended, Restated and Extended Services and Representation Agreement among Competitive Technologies, Inc., Professor Giuseppe Marineo, and Delta Research & Development dated May 24, 2011 and effective April 1, 2011, and filed (May 31, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated May 31, 2011, and hereby incorporated by reference.

10.36

2011 Employees' Directors' and Consultants' Stock Option Plan dated May 2, 2011, and filed as Exhibit 10.1 to registrant's Registration Statement on FormS-8 dated May 26, 2011, and hereby incorporated by reference.

10.37

Factoring Agreement between Competitive Technologies, Inc. and Versant Funding LLC Entered into on September 28, 2011 and Effective September 9, 2011, filed (October 3, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.38

Security Agreement between Competitive Technologies, Inc. and Versant Funding LLC Entered into on September 28, 2011 and Effective September 9, 2011, and filed (October 3, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.39

Settlement Agreement between Competitive Technologies, Inc. and John B. Nano dated January 24, 2012, and filed Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 1, 2012, and hereby incorporated by reference.

10.40

Equity Purchase Agreement between Competitive Technologies, Inc. and Southridge Partners II, LP dated February 18, 2013, and filed as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 25, 2013, and hereby incorporated by reference.

10.41

Registration Rights Agreement between Competitive Technologies, Inc. and Southridge Partners II, LP dated February 18, 2013, and filed as Exhibit 10.2 to registrant's Current Report on Form 8-K dated February 25, 2013, and hereby incorporated by reference,

10.42

Promissory Note issued by Competitive Technologies, Inc. to Southridge Partners II, LP dated February 18, 2013, and filed as Exhibit 10.3 to registrant's Current Report on Form 8-K dated February 25, 2013, and hereby incorporated by reference,

Subsidiaries of registrant.

23.1

Consent of Cutler Law Group (included in opinion of counsel filed as Exhibit 5).

23.2

Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), filed herewith.

23.3

Power of Attorney of Directors of Competitive Technologies, Inc. (included on the signature page of the original filing of this Registration Statement on Form S-1).

(b)  Financial Statement Schedules

No financial statement schedules are required.

Item 17.  Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of this registration statement relating to an offering shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on June 28, 2013.

Competitive Technologies, Inc.

By /s/ Carl O’Connell

Carl O’Connell, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby constitutes and appoints Carl O’Connell and Johnnie Johnson, each of them severally his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and supplements (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462 (b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

\s\ Carl O’Connell	Chief Executive Officer (Principal	June 28, 2013
Carl O’Connell	Executive Officer) and Director

\s\ Johnnie Johnson	Chief Financial Officer (Principal	June 28, 2013
Johnnie Johnson	Financial and Accounting Officer)

\s\ Rustin Howard	Director	June 28, 2013
Rustin Howard

\s\ Robert G. Moussa	Director	June 28, 2013
Robert G. Moussa

\s\ Stan Yarbro	Director	June 28, 2013
Stan Yarbro

\s\ Peter Brennan	Director	June 28, 2013
Peter Brennan